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                                                                       Exhibit 5

                               December __, 2003

Natural Golf Corporation
1200 East Business Center Drive, Suite 400
Mount Prospect, Illinois 60056

     RE:  REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

     We have acted as counsel to Natural Golf Corporation, an Illinois corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form SB-2, as amended (File No. 333-107802) (the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the Company's public offering of up to 2,875,000 shares of its Common Stock, no par value per share (the "Common Stock"), including up to 375,000 shares of Common Stock currently outstanding and offered by Selling
Shareholders upon exercise of the Underwriters' (as defined herein) over-allotment option (the up to 2,875,000 shares to be sold being referred to herein as the "Shares"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Company's Amended and Restated Articles of Incorporation, (c) the Company's Amended and Restated By-laws, (d) records of proceedings of the Board of Directors of the Company, (e) the form of Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Company and Gilford Securities Incorporated, as representative of the several underwriters to be named therein (collectively, the "Underwriters") and (f) a form of specimen certificate representing the Common Stock.

     In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

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Natural Golf Corporation
December __, 2003
Page 2

     Based upon and subject to the foregoing, it is our opinion that when certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock, or the Shares have been registered and issued electronically through The Depository Trust Company, and such Shares are delivered to or pursuant to the direction of, and the Shares are paid for by, the Underwriters as contemplated by the Underwriting Agreement, the up to 2,875,000 Shares covered by the Registration Statement (including the up to 375,000 Shares currently outstanding and offered by Selling Shareholders upon exercise of the Underwriters' over-allotment option) will be validly issued, fully paid and non-assessable.

     Our opinion expressed above is limited to the Business Corporation Act of 1983 of the State of Illinois, the applicable provisions of the Illinois constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

     We hereby consent to use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to use of this opinion for filing as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the related rules and regulations thereunder.

                                        Very truly yours,

                                        KATTEN MUCHIN ZAVIS ROSENMAN